Exhibit 99.1

Creative Media & Community Trust Corporation Reports 2022 First Quarter Results
Dallas—(May 10, 2022) Creative Media & Community Trust Corporation (formerly known as CIM Commercial Trust Corporation) (NASDAQ: CMCT and TASE: CMCT-L) (“we”, “our”, “CMCT”, or the “Company”), a real estate investment trust (“REIT”) that primarily acquires, owns, and operates Class A and creative office assets in vibrant and improving metropolitan communities throughout the United States (including improving and developing such assets), today reported operating results for the three months ended March 31, 2022.
First Quarter 2022 Highlights
Real Estate Portfolio
•Stabilized office portfolio(1) was 88.2% leased.
•Executed 21,478 square feet of leases with terms longer than 12 months.
•Invested $22.4 million in an Echo Park, Los Angeles office building alongside joint venture partner with plans to transform into a creative office.1
•Invested $2.3 million in a Jefferson Park, Los Angeles property with plans to develop a 45 unit apartment building.
Financial Results
•Net loss attributable to common stockholders of $2.8 million, or $0.12 per diluted share.
•Funds from operations (“FFO”) attributable to common stockholders(3) was $2.2 million, or $0.09 per diluted share.
•Core FFO attributable to common stockholders(4) was $2.3 million, or $0.10 per diluted share.
Management Commentary
“We are pleased that our core FFO significantly improved from the year-earlier period, driven by improving hotel trends as well a large reduction in our cost structure,” said David Thompson, Chief Executive Officer of Creative Media & Community Trust Corporation.

“We are encouraged by these improving trends and believe there is an opportunity to continue to grow funds from operations. In addition, we have assembled an attractive multifamily and creative office development pipeline to generate further growth for CMCT and will seek to execute on these opportunities with partners in order to increase diversification and supplement our returns.”
First Quarter 2022 Results
Real Estate Portfolio
As of March 31, 2022, our real estate portfolio consisted of 16 assets, all of which were fee-simple properties, including one office property which the Company has an approximate 44% ownership interest in through its investment in an unconsolidated joint venture. The portfolio included twelve office properties and two development sites (one being used as a parking lot), totaling approximately 1.4 million rentable square feet, and one 503-room hotel with an ancillary parking garage.
Financial Results
Net loss attributable to common stockholders was $2.8 million, or $0.12 per diluted share of common stock, for the three months ended March 31, 2022, compared to a loss of $8.2 million, or $0.55 per diluted share of common stock, for the same period in 2021.
FFO attributable to common stockholders(3) was $2.2 million, or $0.09 per diluted share of common stock, for the three months ended March 31, 2022, compared to a loss of $3.2 million, or $0.21 per diluted share of common stock, for the same period in 2021.
Core FFO attributable to common stockholders(4) was $2.3 million, or $0.10 per diluted share of common stock, for the three months ended March 31, 2022, compared to a loss of $3.1 million, or $0.21 per diluted share of common stock, for the same period in 2021.
1 CMCT invested in an unconsolidated joint venture arrangement with a CIM-managed separate account to purchase an office property in the Echo Park neighborhood of Los Angeles, California for approximately $51.0 million, of which CMCT owns approximately 44%.

The increase in FFO and Core FFO is primarily attributable to an increase of $3.1 million in our segment net operating income, primarily as a result of increases in both hotel segment and office segment net operating income as well as a decrease in asset management and other fees to related parties of $1.3 million and a decrease in general and administrative expenses of $904,000.
Segment Information
Our reportable segments during the three months ended March 31, 2022 and 2021 consisted of two types of commercial real estate properties, namely, office and hotel, as well as a segment for our lending business. Total Segment net operating income (“NOI”)(5) was $12.2 million for the three months ended March 31, 2022, compared to $9.1 million for the same period in 2021.
Office
Same-Store
Same-store(2) office Segment NOI(5) decreased 1.1%, while same-store(1) office Cash NOI(6), excluding lease termination income, increased 4.0% for the three months ended March 31, 2022 compared to the same period in 2021. The increase in same-store(2) office Cash NOI(6), excluding lease termination income, is primarily due to contractual rent increases for leases at an office property in Oakland, California which took effect during the first quarter of 2022 and due to several new tenants who commenced rent payments during the first quarter of 2022 at an office property Austin, Texas.
At March 31, 2022, the Company’s same-store(2) office portfolio was 77.9% occupied, a decrease of 60 basis points year-over-year on a same-store(2) basis, and 79.9% leased, an increase of 130 basis points year-over-year on a same-store(2) basis. The annualized rent per occupied square foot(7) on a same-store(2) basis was $55.05 at March 31, 2022 compared to $51.91 at March 31, 2021. During the three months ended March 31, 2022, the Company executed 14,971 square feet of recurring leases at our same-store(2) office portfolio.
Total
Office Segment NOI(5) increased to $8.0 million for the three months ended March 31, 2022, from $7.8 million for the same period in 2021. The increase is primarily due to income from the Company’s unconsolidated joint venture entity which is included in non-same-store office net operating income.
Hotel
Hotel Segment NOI(5) increased to income of $2.4 million for the three months ended March 31, 2022, from a loss of $807,000 for the same period in 2021, due to an increase in occupancy, average daily rate, and food and beverage as a result of the easing of government restrictions associated with the COVID-19 pandemic. Monthly occupancy was 57%, 67% and 83% in January, February and March 2022, respectively. Additionally, occupancy for April 2022 was 82%. The following table sets forth the occupancy, average daily rate and revenue per available room for our hotel for the specified periods:

	Three Months Ended March 31,
	2022	2021
Occupancy	69.2%	29.8%
Average daily rate(a)	$173.14	$116.21
Revenue per available room(b)	$119.78	$34.60
______________________
(a)Calculated as trailing 3-month room revenue divided by the number of rooms occupied.
(b)Calculated as trailing 3-month room revenue divided by the number of available rooms.
Lending
Our lending segment primarily consists of our SBA 7(a) lending platform, which is a national lender that primarily originates loans to small businesses in the hospitality industry. Lending Segment NOI(5) was $1.7 million for the three months ended March 31, 2022, compared to $2.1 million for the same period in 2021. The decrease is primarily due to lower premium income as a result of lower loan sale volume during the three months ended March 31, 2022 compared to the three months ended March 31, 2021.
Debt and Equity
During the three months ended March 31, 2022, we issued 391,605 shares of Series A Preferred Stock for aggregate net proceeds of $8.9 million. Net proceeds represent gross proceeds offset by costs specifically identifiable to the offering of Series A Preferred Stock, such as commissions, dealer manager fees, and other offering fees and expenses. Additionally, during the three months ended March 31, 2022, we had net incremental borrowings of $30.0 million on our revolving credit facility.

Dividends
On March 8, 2022, we declared a quarterly cash dividend of $0.0850 per share of our common stock, which was paid on April 1, 2022 to stockholders of record at the close of business on March 19, 2022.
On March 8, 2022, we declared a quarterly cash dividend of $0.34375 per share of our Series A Preferred Stock or portion thereof for issuances during the second quarter of 2022. The dividend is payable as follows: $0.114583 per share on May 16, 2022, June 15, 2022 and July 15, 2022 to stockholders of record at the close of business on May 5, 2022, June 5, 2022 and July 5, 2022, respectively.
On March 8, 2022, we declared a quarterly cash dividend of $0.35313 per share of our Series D Preferred Stock, or portion thereof for issuances during the second quarter of 2022. The dividend is payable as follows: $0.117708 per share on May 16, 2022, June 15, 2022 and July 15, 2022 to stockholders of record at the close of business on May 5, 2022, June 5, 2022 and July 5, 2022, respectively.
About the Data
Descriptions of certain performance measures, including Segment NOI, Cash NOI, FFO attributable to common stockholders, and Core FFO are provided below. Refer to the subsequent tables for reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure.
(1)Stabilized office portfolio: represents office properties where occupancy was not impacted by a redevelopment or repositioning during the period.
(2)Same-store properties: are properties that we have owned and operated in a consistent manner and reported in our consolidated results during the entire span of the periods being reported. We excluded from our same-store property set this quarter any properties (i) acquired on or after January 1, 2021; (ii) sold or otherwise removed from our consolidated financial statements on or before March 31, 2022; or (iii) that underwent a major repositioning project we believed significantly affected its results at any point during the period commencing on January 1, 2021 and ending on March 31, 2022. When determining our same-store properties as of March 31, 2022, one property was excluded pursuant to (i) and (iii) above and no properties were excluded pursuant to (ii) above.
(3)FFO attributable to common stockholders: represents net income (loss) attributable to common stockholders, computed in accordance with GAAP, which reflects the deduction of redeemable preferred stock dividends accumulated, excluding gain (or loss) from sales of real estate, impairment of real estate, and real estate depreciation and amortization. We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (the “NAREIT”). See ‘Core FFO’ definition below for discussion of the benefits and limitations of FFO as a supplemental measure of operating performance.
(4)Core FFO attributable to common stockholders (“Core FFO”): represents FFO attributable to common stockholders (computed as described above), excluding gain (loss) on early extinguishment of debt, redeemable preferred stock deemed dividends, redeemable preferred stock redemptions, gain (loss) on termination of interest rate swaps, and transaction costs.
We believe that FFO is a widely recognized and appropriate measure of the performance of a REIT and that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. In addition, we believe that Core FFO is a useful metric for securities analysts, investors and other interested parties in the evaluation of our Company as it excludes from FFO the effect of certain amounts that we believe are non-recurring, are non-operating in nature as they relate to the manner in which we finance our operations, or transactions outside of the ordinary course of business.
Like any metric, FFO and Core FFO should not be used as the only measure of our performance because it excludes depreciation and amortization and captures neither the changes in the value of our real estate properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, and Core FFO excludes amounts incurred in connection with non-recurring special projects, prepaying or defeasing our debt, repurchasing our preferred stock, and adjusting the carrying value of our preferred stock classified in temporary equity to its redemption value, all of which have real economic effect and could materially impact our operating results. Other REITs may not calculate FFO and Core FFO in the same manner as we do, or at all; accordingly, our FFO and Core FFO may not be comparable to the FFOs and Core FFOs of other REITs. Therefore, FFO and Core FFO should be considered only as a supplement to net income (loss) as a measure of our performance and should not be used as a supplement to or substitute measure for cash flows from operating activities computed in accordance with GAAP. FFO and Core FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. FFO and Core FFO per share for the year-to-date period may differ from the sum of quarterly FFO and Core FFO per share amounts due to the required method for computing per share amounts for the respective periods. In addition, FFO and Core FFO per share is calculated independently for each component and may not be additive due to rounding.

(5)Segment NOI: for our real estate segments represents rental and other property income and expense reimbursements less property related expenses and excludes non-property income and expenses, interest expense, depreciation and amortization, corporate related general and administrative expenses, gain (loss) on sale of real estate, gain (loss) on early extinguishment of debt, impairment of real estate, transaction costs, and benefit (provision) for income taxes. For our lending segment, Segment NOI represents interest income net of interest expense and general overhead expenses. See ‘Cash NOI’ definition below for discussion of the benefits and limitations of Segment NOI as a supplemental measure of operating performance.
(6)Cash NOI: for our real estate segments, represents Segment NOI adjusted to exclude the effect of the straight lining of rents, acquired above/below market lease amortization and other adjustments required by generally accepted accounting principles (“GAAP”). For our lending segment, there is no distinction between Cash NOI and Segment NOI. We also evaluate the operating performance and financial results of our operating segments using cash basis NOI excluding lease termination income, or “Cash NOI excluding lease termination income”.
Segment NOI and Cash NOI are not measures of operating results or cash flows from operating activities as measured by GAAP and should not be considered alternatives to income from continuing operations, or to cash flows as a measure of liquidity, or as an indication of our performance or of our ability to pay dividends. Companies may not calculate Segment NOI or Cash NOI in the same manner. We consider Segment NOI and Cash NOI to be useful performance measures to investors and management because, when compared across periods, they reflect the revenues and expenses directly associated with owning and operating our properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. Additionally, we believe that Cash NOI is helpful to investors because it eliminates straight line rent and other non-cash adjustments to revenue and expenses.
(7)Annualized rent per occupied square foot: represents gross monthly base rent under leases commenced as of the specified periods, multiplied by twelve. This amount reflects total cash rent before abatements. Where applicable, annualized rent has been grossed up by adding annualized expense reimbursements to base rent. Annualized rent for certain office properties includes rent attributable to retail.

FORWARD-LOOKING STATEMENTS
This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), which are intended to be covered by the safe harbors created thereby. Such forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “will,” “project,” “target,” “expect,” “intend,” “might,” “believe,” “anticipate,” “estimate,” “could,” “would,” “continue,” “pursue,” “potential,” “forecast,” “seek,” “plan,” or “should,” or “goal” or the negative thereof or other variations or similar words or phrases. Such forward-looking statements include, among others, statements about CMCT’s plans and objectives relating to future growth and outlook. Such forward-looking statements are based on particular assumptions that management of CMCT has made in light of its experience, as well as its perception of expected future developments and other factors that it believes are appropriate under the circumstances. Forward-looking statements are necessarily estimates reflecting the judgment of CMCT’s management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These risks and uncertainties include those associated with (i) the scope, severity and duration of the current pandemic of COVID-19, and actions taken to contain the pandemic or mitigate its impact,(ii) the adverse effect of COVID-19 on the financial condition, results of operations, cash flows and performance of CMCT and its tenants and business partners, the real estate market and the global economy and financial markets, among others, (iii) the timing, form, and operational effects of CMCT’s development activities, (iv) the ability of CMCT to raise in place rents to existing market rents and to maintain or increase occupancy levels, (v) fluctuations in market rents, including as a result of COVID-19, (vi) the effects of inflation and higher interest rates on the operations and profitability of CMCT and (vii) general economic, market and other conditions. Additional important factors that could cause CMCT’s actual results to differ materially from CMCT’s expectations are discussed under the section “Risk Factors” in CMCT’s Annual Report on Form 10-K for the year ended December 31, 2021. The forward-looking statements included herein are based on current expectations and there can be no assurance that these expectations will be attained. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond CMCT’s control. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that the forward-looking statements included herein will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by CMCT or any other person that CMCT’s objectives and plans will be achieved. Readers are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made. CMCT does not undertake to update them to reflect changes that occur after the date they are made.
For Creative Media & Community Trust Corporation
Media Relations:
Bill Mendel, 212-397-1030
bill@mendelcommunications.com
or
Shareholder Relations:
Steve Altebrando, 646-652-8473
shareholders@cimcommercial.com

CREATIVE MEDIA & TRUST CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited and in thousands, except share and per share amounts)

	March 31, 2022	December 31, 2021
ASSETS
Investments in real estate, net	$497,444	$497,984
Investment in unconsolidated entity - at fair value	22,528	—
Cash and cash equivalents	17,055	22,311
Restricted cash	13,568	11,340
Loans receivable, net	79,404	73,543
Accounts receivable, net	2,952	3,396
Deferred rent receivable and charges, net	35,758	36,095
Other intangible assets, net	5,010	5,251
Loan servicing asset, net and other assets	14,546	10,946
TOTAL ASSETS	$688,265	$660,866
LIABILITIES, REDEEMABLE PREFERRED STOCK, AND EQUITY
LIABILITIES:
Debt, net	$228,198	$201,145
Accounts payable and accrued expenses	16,030	26,751
Intangible liabilities, net	168	237
Due to related parties	5,812	4,541
Other liabilities	21,616	16,861
Total liabilities	271,824	249,535
COMMITMENTS AND CONTINGENCIES
REDEEMABLE PREFERRED STOCK: Series A cumulative redeemable preferred stock, $0.001 par value; 36,000,000 shares authorized; 1,693,649 and 1,693,649 shares issued and outstanding, respectively, as of March 31, 2022 and 1,633,965 and 1,631,965 shares issued and outstanding, respectively, as of December 31, 2021; liquidation preference of $25.00 per share, subject to adjustment	38,981	37,782
EQUITY:
Series A cumulative redeemable preferred stock, $0.001 par value; 36,000,000 shares authorized; 6,824,553 and 6,551,917 shares issued and outstanding, respectively, as of March 31, 2022 and 6,492,632 and 6,271,337 shares issued and outstanding, respectively, as of December 31, 2021; liquidation preference of $25.00 per share, subject to adjustment	163,507	156,431
Series D cumulative redeemable preferred stock, $0.001 par value; 32,000,000 shares authorized; 56,857 shares issued and outstanding as of March 31, 2022 and 56,857 shares issued and outstanding as of December 31, 2021; liquidation preference of $25.00 per share, subject to adjustment	1,396	1,396
Series L cumulative redeemable preferred stock, $0.001 par value; 9,000,000 shares authorized; 8,080,740 and 5,387,160 shares issued and outstanding, respectively, as of March 31, 2022 and December 31, 2021; liquidation preference of $28.37 per share, subject to adjustment	152,834	152,834
Common stock, $0.001 par value; 900,000,000 shares authorized; 23,369,331 shares issued and outstanding as of March 31, 2022 and 23,369,331 shares issued and outstanding as of December 31, 2021.	24	24
Additional paid-in capital	866,272	866,746
Distributions in excess of earnings	(806,923)	(804,227)
Total stockholders’ equity	377,110	373,204
Noncontrolling interests	350	345
Total equity	377,460	373,549
TOTAL LIABILITIES, REDEEMABLE PREFERRED STOCK, AND EQUITY	$688,265	$660,866

CREATIVE MEDIA & TRUST CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations
(Unaudited and in thousands, except per share amounts)

	Three Months Ended March 31,
	2022	2021
REVENUES:
Rental and other property income	$14,096	$13,349
Hotel income	7,404	1,732
Interest and other income	3,282	3,798
Total Revenues	24,782	18,879
EXPENSES:
Rental and other property operating	11,492	8,290
Asset management and other fees to related parties	921	2,259
Expense reimbursements to related parties—corporate	422	605
Expense reimbursements to related parties—lending segment	469	731
Interest	2,170	2,632
General and administrative	1,815	2,622
Depreciation and amortization	5,004	5,037
Total Expenses	22,293	22,176
Income from unconsolidated entity	120	—
INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	2,609	(3,297)
Provision for income taxes	307	374
NET INCOME (LOSS)	2,302	(3,671)
Net (income) loss attributable to noncontrolling interests	(5)	1
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY	2,297	(3,670)
Redeemable preferred stock dividends declared or accumulated	(5,018)	(4,466)
Redeemable preferred stock deemed dividends	(15)	(57)
Redeemable preferred stock redemptions	(75)	(13)
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(2,811)	$(8,206)
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS PER SHARE:
Basic	$(0.12)	$(0.55)
Diluted	$(0.12)	$(0.55)
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING:
Basic	23,349	14,808
Diluted	23,351	14,808

CREATIVE MEDIA & TRUST CORPORATION AND SUBSIDIARIES
Funds from Operations
(Unaudited and in thousands, except per share amounts)

	Three Months Ended March 31,
	2022	2021
Numerator:
Net loss attributable to common stockholders	$(2,811)	$(8,206)
Depreciation and amortization	5,004	5,037
FFO attributable to common stockholders	$2,193	$(3,169)
Redeemable preferred stock dividends declared on dilutive shares (a)	(1)	—
Diluted FFO attributable to common stockholders	$2,192	$(3,169)
Denominator:
Basic weighted average shares of common stock outstanding	23,349	14,808
Effect of dilutive securities—contingently issuable shares (a)	24	—
Diluted weighted average shares and common stock equivalents outstanding	23,373	14,808
FFO attributable to common stockholders per share:
Basic	$0.09	$(0.21)
Diluted	$0.09	$(0.21)
______________________
(a)For the three months ended March 31, 2022 and 2021, the effect of certain shares of redeemable preferred stock were excluded from the computation of diluted FFO attributable to common stockholders and the diluted weighted average shares and common stock equivalents outstanding as such inclusion would be anti-dilutive.

CREATIVE MEDIA & TRUST CORPORATION AND SUBSIDIARIES
Core Funds from Operations
(Unaudited and in thousands, except per share amounts)

	Three Months Ended March 31,
	2022	2021
Numerator:
Net loss attributable to common stockholders	$(2,811)	$(8,206)
Depreciation and amortization	5,004	5,037
FFO attributable to common stockholders	$2,193	$(3,169)
Loss on early extinguishment of debt	—	—
Redeemable preferred stock redemptions	75	13
Redeemable preferred stock deemed dividends	15	57
Core FFO attributable to common stockholders	$2,283	$(3,099)
Redeemable preferred stock dividends declared on dilutive shares (a)	(1)	—
Diluted Core FFO attributable to common stockholders	$2,282	$(3,099)
Denominator:
Basic weighted average shares of common stock outstanding	23,349	14,808
Effect of dilutive securities-contingently issuable shares (a)	24	—
Diluted weighted average shares and common stock equivalents outstanding	23,373	14,808
Core FFO attributable to common stockholders per share:
Basic	$0.10	$(0.21)
Diluted	$0.10	$(0.21)
______________________
(a)For the three months ended March 31, 2022 and 2021, the effect of certain shares of redeemable preferred stock were excluded from the computation of diluted Core FFO attributable to common stockholders and the diluted weighted average shares and common stock equivalents outstanding as such inclusion would be anti-dilutive.

CREATIVE MEDIA & TRUST CORPORATION AND SUBSIDIARIES
Reconciliation of Net Operating Income
(Unaudited and in thousands)

	Three Months Ended March 31, 2022
	Same-Store Office	Non-Same-Store Office	Total Office	Hotel	Lending	Total

Cash net operating income excluding lease termination income	$7,791	$297	$8,088	$2,397	$1,748	$12,233
Cash lease termination income	121	—	121	—	—	121
Cash net operating income (loss)	7,912	297	8,209	2,397	1,748	12,354
Deferred rent and amortization of intangible assets, liabilities, and lease inducements	(209)	14	(195)	(3)	—	(198)
Straight line lease termination income	—	—	—	—	—	—
Segment net operating income (loss)	7,703	311	8,014	2,394	1,748	12,156
Asset management and other fees to related parties						(921)
Expense reimbursements to related parties—corporate						(422)
Interest expense						(2,063)
General and administrative						(1,137)
Depreciation and amortization						(5,004)
Income before benefit for income taxes						2,609
Provision for income taxes						(307)
Net income						2,302
Net loss attributable to noncontrolling interests						(5)
Net income attributable to the Company						$2,297

	Three Months Ended March 31, 2021
	Same-Store Office	Non-Same-Store Office	Total Office	Hotel	Lending	Total
Cash net operating income (loss) excluding lease termination income	$7,492	$(5)	$7,487	$(805)	$2,106	$8,788
Cash lease termination income	25	—	25	—	—	25
Cash net operating income (loss)	7,517	(5)	7,512	(805)	2,106	8,813
Deferred rent and amortization of intangible assets, liabilities, and lease inducements	197	—	197	(2)	—	195
Straight line lease termination income	78	—	78	—	—	78
Segment net operating income (loss)	7,792	(5)	7,787	(807)	2,106	9,086
Asset management and other fees to related parties						(2,259)
Expense reimbursements to related parties—corporate						(605)
Interest expense						(2,441)
General and administrative						(2,041)
Depreciation and amortization						(5,037)
Loss on early extinguishment of debt						—
Loss before provision for income taxes						(3,297)
Provision for income taxes						(374)
Net loss						(3,671)
Net income attributable to noncontrolling interests						1
Net loss attributable to the Company						$(3,670)